SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 11, 2004

(Date of earliest event reported)

Openwave Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-16073	94-3219054
(State of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1400 Seaport Boulevard

Redwood City, CA 94063

(Address of principal executive offices)

(650) 480-8000

(Registrant’s telephone number, including area code)

Item 5. Other Events

On May 10, 2004, Openwave Systems Inc. announced that it had entered into an agreement to acquire all outstanding shares of Magic4 Limited, a private company incorporated in the United Kingdom, for a total purchase price of approximately $82.6 million, or $75 million net of cash on hand at Magic4. The purchase price will be paid with a mixture of cash and stock, with the exact proportions to be determined by Openwave prior to closing and with at least 40 percent of the consideration to be in cash. The transaction is expected to close in July 2004 and is subject to customary closing conditions. A copy of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1

Item 7. Exhibits

99.1	Press Release issued by Openwave Systems Inc. on May 10, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

OPENWAVE SYSTEMS INC.

	By:	/S/ JOSHUA PACE
	Name:	Joshua Pace
	Title:	Vice President of Finance and Chief Accounting Officer

Date: May 11, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Openwave Systems Inc. on May 10, 2004.